Exhibit 21




                                      SUBSIDIARIES OF THE REGISTRANT

                                                                                              State of
                                                                       Percentage           Incorporation
                                                                          of                     or
   Parent                               Subsidiary                     Ownership            Organization
   ------                               ----------                     ---------            ------------
First Midwest                        First Federal                        100%                Federal
 Financial, Inc.                      Savings Bank
                                      of the Midwest

First Midwest                        Security State                       100%                Iowa
 Financial, Inc.                      Bank

First Federal                        First Services                       100%                Iowa
 Savings Bank of                      Financial Limited
 the Midwest

First Services                       Brookings Service                    100%                South Dakota
 Financial Limited                    Corporation


The financial statements of First Midwest Financial, Inc. are consolidated with those of its subsidiaries.